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                                                                    EXHIBIT 21.1

     Subsidiary                          Registration
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     Alliance Resources PLC              England and Wales
     Manx Petroleum PLC                  England and Wales
     Celtic Basin Oil Exploration, Ltd.  England and Wales
     Difco Limited                       England and Wales
     AROC Acquisition, Inc.              Delaware
     Charter American Corporation        Wyoming
     Metro Minerals Corporation          Wyoming
     ARNO, Inc.                          Delaware
     Enpro, Inc.                         Texas
     MCC Cablevision, Inc.               Colorado
     ARCOL, Inc.                         Delaware
     LaTex/GOC Acquisition, Inc.         Delaware
     Alliance Resources Group, Inc.      Delaware
     Source Petroleum, Inc.              Louisiana
     AROC (Texas), Inc.                  Texas
     Alliance Resources (USA), Inc.      Delaware
     LaTex Petroleum Corporation         Oklahoma
     Germany Oil Company                 Delaware
     Germany Operating Company           Delaware